Exhibit 5.1

SANGRA MOLLER LLP

Barristers & Solicitors
1000 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia
Canada V6C 3L2

Telephone: (604) 662-8808
Facsimile: (604) 669-8803
www.sangramoller.com

August 4, 2023

Goodness Growth Holdings, Inc.

Suite 2200, HSBC Building

885 West Georgia Street

Vancouver, British Columbia

Canada V6C 3E8

Dear Sirs / Mesdames:

Re:	Goodness Growth Holdings, Inc. (the “Company”) Registration Statement on Form S-1

We have acted as British Columbia counsel to the Company, a corporation existing under the laws of the Province of British Columbia, Canada, in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”) by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof.

The Registration Statement relates to the registration for resale or other disposition, from time to time, by the selling shareholders identified as such in the Registration Statement (the “Selling Shareholders”), of subordinate voting shares without par value in the capital of the Company (“Shares”) as follows: (i) up to 15,000,000 Shares (the “Amendment Shares”) issued to certain of the Selling Shareholders in connection with a Fifth Amendment to Credit Agreement and First Amendment to Security Agreement by and among the Company, certain of its subsidiaries, the persons from time to time party thereto as guarantors, the lenders and Chicago Atlantic Admin, LLC, dated March 31, 2023 (the “Fifth Amendment”); (ii) up to 80,670,773 Shares (the “Note Shares”) that are issued or issuable from time to time to certain of the Selling Shareholders upon conversion of, and payment of paid-in-kind interest of 6.0 percent per year on: (A) convertible notes issued and outstanding as of the date hereof in the aggregate principal amount of US$2,000,000 (the “Issued Notes”), evidenced by the convertible notes entered into as at April 28, 2023 (the “Issued Note Certificates”); and (B) convertible notes in the aggregate principal amount of up to US$8,000,000 (the “Issuable Notes” and, collectively with the Issued Notes, the “Notes” and each a “Note”), issuable pursuant to a Sixth Amendment to Credit Agreement by and among the Company, certain of its subsidiaries, the persons from time to time party thereto as guarantors, the lenders, and Chicago Atlantic Admin, LLC, dated April 28, 2023 (the “Sixth Amendment” and, together with the Fifth Amendment, the “Amendments”), in the form of convertible note attached as Annex D to the Sixth Amendment (the “Issuable Note Certificates”); and (iii) up to 6,250,000 Shares (the “Warrant Shares”) that are issuable from time to time to certain of the Selling Shareholders upon the exercise of warrants to purchase Shares (the “Warrants”), evidenced by the Warrant Agreements entered into as at April 28, 2023 (the “Warrant Certificates”), that were issued to Selling Shareholders in connection with the Sixth Amendment.

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction of the Registration Statement, including the prospectus contained therein, the Amendments, Issued Note Certificates, Issuable Note Certificates and Warrant Certificates (collectively, the

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“Transaction Documents”) and the following documents (the “Corporate Documents”): (a) the Certificate of Continuation, Certificates of Name Changes, Notice of Articles and Articles of the Company; (b) records of the Company’s corporate proceedings in connection with the Amendments; and (c) a certificate of an officer of the Company with respect to certain factual matters (the “Officer’s Certificate”). We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

Whenever our opinion refers to Shares of the Company whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such Shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such Shares, either in order to complete payment for the Shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such Shares or as to the adequacy of any consideration received.

In examining all documents and in providing our opinion, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company).

Our opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	the Amendment Shares have been duly authorized and have been validly issued as fully paid and non-assessable Shares in the capital of the Company;
2.

the Warrant Shares have been duly authorized and, when issued and paid for upon the valid exercise of the Warrants in accordance with the terms and subject to the conditions of the Warrant Certificates, the Warrant Shares will be validly issued as fully paid and non-assessable Shares in the capital of the Company; and

3.

the Note Shares have been duly authorized and, when issued and paid for upon the valid conversion of the Notes in accordance with the terms and subject to the conditions of the Issued Note Certificates and the Issuable Note Certificates, as applicable, the Note Shares will be validly issued as fully paid and non-assessable Shares in the capital of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.

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In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Yours truly,

Sangra Moller LLP

SANGRA MOLLER LLP